Exhibit 99.1

Press Release
Contact:	Michael N. Murdock	FOR RELEASE
	Chief Financial Officer	May 4, 2006
	(214) 303-2717	6:00 AM CT
michael.murdock@radiologix.com

RADIOLOGIX, INC. REPORTS FIRST QUARTER 2006 RESULTS

DALLAS, May 4 — Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its first quarter ended March 31, 2006.

Select Financial Information (in thousands of dollars)	For the Three Months Ended March 31,
	2006	2005
		(As restated)
Service fee revenue	$65,117	$62,751
Service fee revenue excluding terminated operations	$65,117	$61,821

EBITDA from continuing operations[1]	$12,736	$11,884
EBITDA from continuing operations excluding terminated operations[1]	$12,721	$11,552

Net income	$2,036	$953
Income from continuing operations	$1,799	$1,387
Income from continuing operations excluding terminated operations[1]	$1,784	$1,056
1 As defined and reconciled below

First Quarter 2006 Results

For the first quarter ended March 31, 2006, service fee revenue was $65.1 million, compared to $62.8 million for the first quarter of 2005. Radiologix earned net income of $2.0 million, or $0.09 per diluted share, compared to net income of $1.0 million or $0.04 per diluted share for the first quarter of 2005.

•	Service fee revenue excluding terminated operations was $65.1 million, compared to $61.8 million for the first quarter of 2005.

•	Income from continuing operations was $1.8 million, compared to $1.4 million for the first quarter of 2005.

•	Income from continuing operations excluding terminated operations was $1.8 million, compared to $1.1 million for the first quarter of 2005.

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

•	EBITDA was $12.7 million, compared to $11.9 million for the first quarter of 2005.

•	EBITDA excluding terminated operations was $12.7 million, compared to $11.6 million for the first quarter of 2005.

Restated 2005 Results

As we discussed in our 2005 Form 10-K, in addition to restating our financial statements for the year ended December 31, 2004, the Company restated its financial statements for the three quarters ended March 31, June 30, and September 30, 2005 to correct the accounting treatment of the PresGar equipment lease contract acquired on October 31, 2004, for $13.9 million. This restatement also resulted in a revision of our tax expense for the three months ended March 31, 2005. The impact of the restatement in the first quarter of 2005 is a reduction in depreciation and amortization expense of $0.2 million, a reduction in income tax expense of $0.2 million, and an increase in net income of $0.4 million. The financial information contained in this press release reflects these restated amounts.

Charges and Gains

Radiologix recorded the following pre-tax charges and gains to continuing operations, excluding terminated operations, during the first quarter of 2006 and 2005:

•	$387,000 in the first quarter of 2006 and $101,000 in the first quarter of 2005 to record compensation expense for restricted stock awards and stock options outstanding; and

•	$807,000 in the first quarter of 2006 and $325,000 in the first quarter of 2005 to record gains on sales of diagnostic imaging equipment.

Income Taxes

Due to losses for the last three years, it is uncertain if our deferred tax assets will be realized. Valuation allowances for net deferred tax assets were recorded in 2004 and 2005. The tax provision of $0.1 million for the first quarter ended March 31, 2006, is for state income taxes and federal alternative minimum tax.

Balance Sheet

Cash and cash equivalents were $44.9 million at March 31, 2006, compared to $36.0 million at December 31, 2005, primarily reflecting continued strong cash collections in the first quarter of 2006.

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Net debt (total debt less cash and cash equivalents and restricted cash) was $119.8 million at March 31, 2006, compared to net debt of $128.7 million at December 31, 2005. Total debt was $170.3 million at March 31, 2006 and December 31, 2005.

Days sales outstanding (DSOs) was 44 days for March 31, 2006 compared to 48 days for December 31, 2005.

Sarbanes-Oxley Section 404

As noted in our 2005 Form 10-K, subsequent to December 31, 2005, but prior to the finalization of our 2005 consolidated financial statements, Radiologix placed into operation new controls to address the material weakness we identified in our accounting for lease terminations. These new controls include a more thorough and detailed review of material unusual transactions by senior financial officers, and outside accounting experts if deemed necessary.

We believe these new controls have remediated the material weakness that existed as of December 31, 2005, and that these controls operated effectively during the three months ended March 31, 2006.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not derived in accordance with GAAP. Radiologix uses both GAAP and non-GAAP metrics to measure its financial results. We believe that, in addition to GAAP metrics, these non-GAAP metrics assist Radiologix in measuring its cash-based performance.

Radiologix believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company’s financial condition against other quarters.

As Radiologix has historically reported non-GAAP results to the investment community, management also believes the inclusion of non-GAAP measures provides consistency in its financial reporting.

Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables below.

Income from continuing operations is defined as income from continuing operations calculated in accordance with GAAP.

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Income from continuing operations excluding terminated operations is defined as income from continuing operations excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization, each from continuing operations, plus restricted stock compensation expense, and is reconciled to its nearest comparable GAAP financial measure.

EBITDA from continuing operations excluding terminated operations is defined as EBITDA excluding terminated San Antonio and certain Mid-Atlantic operations.

EBITDA and EBITDA from continuing operations excluding terminated operations are non-GAAP financial measures used as analytical indicators by Radiologix management and the healthcare industry to assess business performance. They also serve as measures of leverage capacity and ability to service debt.

EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered measures of financial performance under GAAP, and the items excluded from EBITDA and EBITDA from continuing operations excluding terminated operations should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.

As EBITDA and EBITDA from continuing operations excluding terminated operations are not measurements determined in accordance with GAAP and are therefore susceptible to varying methods of calculation, these metrics, as presented, may not be comparable to other similarly titled measures of other companies.

Conference Call

In connection with this press release, you are invited to listen to our conference call with Sami S. Abbasi, president and chief executive officer, and Michael N. Murdock, senior vice president and chief financial officer, on Thursday, May 4, 2006, at 8 a.m. Central Time / 9 a.m. Eastern Time.

You may access the call by dialing (800) 289-0494 and entering code 6394809. A replay of the call will be available by dialing (888) 203-1112 and entering code 6394809.

In addition, the conference call will be broadcast live over the Internet. You may listen to the call via the Internet by navigating to Radiologix’s Web site (http://www.radiologix.com) and from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

If you are unable to participate during the live Webcast, the First Quarter 2006 Results Conference Call will be archived on Radiologix’s Web site (http://www.radiologix.com). To access the replay, from the “Investor Relations” drop-down menu, click on “Conference Calls & Presentations.”

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (PET), magnetic resonance imaging (MRI), computed tomography (CT) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created, and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owned or operated 69 diagnostic imaging centers located in 7 states as of March 31, 2006.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include words such as “may,” “will,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and other similar words, and include all discussions about our acquisition and development plans. We do not guarantee that the events described in this press release will occur as described, or that any positive trends noted in this press release will continue.

These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in, or suggested by, such forward-looking statements are reasonable, we may not achieve such plans or objectives. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release. You should read this press release completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

Specific factors that might cause actual results to differ from our expectations include, but are not limited to:

•	economic, demographic, business and other conditions in our markets;

•	the highly competitive nature of the healthcare business;

•	changes in patient referral patterns;

•	changes in the rates or methods of third-party reimbursement for diagnostic imaging services;

•	changes in our contracts with radiology practice groups;

•	changes in the number of radiologists operating in our contracted radiology practice groups;

•	the ability to recruit and retain technologists;

•	the availability of additional capital to fund capital expenditure requirements;

•	lawsuits against Radiologix and our contracted radiology practice groups;

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

•	changes in operating margins, particularly changes due to our managed care contracts and capitated fee arrangements;

•	failure by Radiologix to comply with state and federal anti-kickback and anti-self referral laws or any other applicable healthcare regulations;

•	changes in business strategy and development plans;

•	changes in federal, state or local regulations affecting the healthcare industry;

•	our indebtedness, debt service requirements and liquidity constraints;

•	risks related to our Senior Notes and healthcare securities generally;

•	interruption of operations due to severe weather or other extraordinary events; and

•	charges for unusual or infrequent (non-recurring) matters.

A more comprehensive list of such factors is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and our other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of May 4, 2006. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Radiologix, Inc.

Consolidated Balance Sheets

(In thousands)

	March 31, 2006	December 31, 2005
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,877	$36,004
Restricted cash	5,702	5,662
Accounts receivable, net of allowances	41,418	40,815
Due from affiliates	1,768	1,737
Federal and state income tax receivable	6,081	6,189
Other current assets	5,151	5,491

Total current assets	$104,997	$95,898
Property and equipment, net	68,154	67,965
Investments in joint ventures	8,392	10,597
Intangible assets, net	53,217	54,050
Deferred financing costs, net	4,529	4,942
Other assets	966	1,076

Total assets	$240,255	$234,528

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses	$6,984	$10,157
Accrued physician retention	8,245	7,051
Accrued salaries and benefits	8,964	6,987
Accrued interest	4,838	685
Current maturities of capital lease obligations	32	32
Other current liabilities	665	477

Total current liabilities	$29,728	$25,389
Long-term debt, net of current portion	158,270	158,270
Convertible debt	11,980	11,980
Capital lease obligations, net of current portion	54	62
Deferred revenue	6,392	6,494
Other liabilities	1,524	1,488

Total liabilities	$207,948	$203,683

Commitments and contingencies
Minority interests in consolidated subsidiaries	913	1,874
STOCKHOLDERS’ EQUITY:
Common stock	2	2
Treasury stock	(180)	(180)
Additional paid-in capital	16,002	15,615
Retained earnings	15,570	13,534

Total stockholders’ equity	$31,394	$28,971

Total liabilities and stockholders’ equity	$240,255	$234,528

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Radiologix, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended March 31,
	2006	2005
		(As restated)
Service fee revenue	$65,117	$62,751
Costs of operations:
Cost of services	39,916	39,820
Equipment lease	3,756	2,806
Provision for doubtful accounts	5,279	4,467
Depreciation and amortization	5,970	5,644

Gross profit	$10,196	$10,014

Corporate general and administrative	4,716	4,348
Interest expense, net, including amortization of deferred financing costs	4,477	4,676

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$1,003	$990

Equity in earnings of investments	1,045	622
Minority interests in income of consolidated subsidiaries	(146)	(149)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$1,902	$1,463
Income tax expense	103	76

INCOME FROM CONTINUING OPERATIONS	$1,799	$1,387

Discontinued Operations:
Income (loss) from discontinued operations before income taxes	237	(434)
Income tax expense (benefit)	—	—

Income (loss) from discontinued operations	$237	$(434)

NET INCOME	$2,036	$953

INCOME PER COMMON SHARE
Income from continuing operations—basic	$0.08	$0.06
Income (loss) from discontinued operations—basic	$0.01	$(0.02)

Net income—basic	$0.09	$0.04

Income from continuing operations—diluted	$0.08	$0.06
Income (loss) from discontinued operations—diluted	$0.01	$(0.02)

Net income—diluted	$0.09	$0.04

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	22,242,417	21,913,738
Diluted	22,242,417	22,509,821

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations

	For the Three Months Ended March 31,
	2006	2005
		(As restated)
GAAP: Income from continuing operations	$1,799	$1,387
Add: Income tax expense	103	76
Add: Interest expense, net	4,477	4,676
Add: Depreciation and amortization	5,970	5,644
Add: Restricted stock compensation expense	387	101

EBITDA from continuing operations	$12,736	$11,884

Radiologix, Inc.

Reconciliation of Non-GAAP Financial Information, Excluding Terminated Operations

(In thousands)

Reconciliation of Income from Continuing Operations to EBITDA from Continuing Operations, Excluding Terminated Operations

	For the Three Months Ended March 31,
	2006	2005
		(As restated)

GAAP: Income from continuing operations, excluding terminated operations	$1,784	$1,056
Add: Income tax expense	103	76
Add: Interest expense, net	4,477	4,676
Add: Depreciation and amortization	5,970	5,643
Add: Restricted stock compensation expense	387	101

EBITDA from continuing operations excluding terminated operations	$12,721	$11,552

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended March 31, 2006
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$65,117	$—	$65,117
Costs of operations:
Cost of services	39,916	2	39,914
Equipment lease	3,756	6	3,750
Provision for doubtful accounts	5,279	(23)	5,302
Depreciation and amortization	5,970	—	5,970

Gross profit	$10,196	$15	$10,181

Corporate general and administrative	4,716	—	4,716
Interest expense, net, including amortization of deferred financing costs	4,477	—	4,477

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$1,003	$15	$988

Equity in earnings of unconsolidated affiliates	1,045	—	1,045

Minority interests in income of consolidated subsidiaries	(146)	—	(146)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$1,902	$15	$1,887

Income tax expense	103	—	103

INCOME FROM CONTINUING OPERATIONS	$1,799	$15	$1,784

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Radiologix, Inc. Reports First Quarter 2006 Results

May 4, 2006

Radiologix, Inc.

Reconciliation of Financial Information, Excluding Terminated Operations

(In thousands)

	For the Three Months Ended March 31, 2005 (As restated)
	Radiologix	Terminated Operations	Radiologix Excluding Terminated Operations
Service fee revenue	$62,751	$930	$61,821
Costs of operations:
Cost of services	39,820	354	39,466
Equipment lease	2,806	—	2,806
Provision for doubtful accounts	4,467	244	4,223
Depreciation and amortization	5,644	1	5,643

Gross profit	$10,014	$331	$9,683

Severance and other related costs	—	—	—
Lease termination expense	—	—	—
Corporate general and administrative	4,348	—	4,348
Impairment of goodwill	—	—	—
Interest expense, net, including amortization of deferred financing costs	4,676	—	4,676

Income before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes and discontinued operations	$990	$331	$659

Equity in earnings of unconsolidated affiliates	622	—	622

Minority interests in income of consolidated subsidiaries	(149)	—	(149)

INCOME BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	$1,463	$331	$1,132

Income tax expense	76	—	76

INCOME FROM CONTINUING OPERATIONS	$1,387	$331	$1,056

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